EXHIBIT 10.1

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. REDACTED INFORMATION IS INDICATED BY [****].

REAL ESTATE PURCHASE AND SALE AGREEMENT

THIS REAL ESTATE PURCHASE AND SALE AGREEMENT (this “Agreement”) is made and entered into effective as of the _28th_ day of January, 2022, by and between [****] (the “Seller”) and Alpine Income Property OP, LP, a Delaware limited partnership (the “Buyer”).

W I T N E S S E T H:

WHEREAS, Seller is the owner or ground lessee of those certain nine (9) parcels of land described on Exhibit A attached hereto and incorporated herein by reference, together with all building improvements thereon (collectively, the “Land”); and

[****]; and

WHEREAS, Buyer desires to purchase the Land and related personal property as herein described from Seller, and Seller desires to sell the same to Buyer, on the terms and conditions set forth hereinafter; and

[****]; and

[****]

NOW THEREFORE, in consideration of the Deposit (as defined below) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.SALE OF THE PROPERTY.  Subject to the terms and conditions of this Agreement, Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, the following property (collectively, the “Property”):

a.	Real Property. The Land together with (i) all improvements located thereon (“Improvements”), and (ii) all of Seller’s right, title and interest, if any, without warranty except as otherwise provided herein, in and to the rights, benefits, privileges, easements, tenements, hereditaments, and appurtenances thereon or in any way appertaining thereto (collectively, the “Real Property”).
b.	Leases and Lease Deposits. All of Seller’s right, title and interest in and to all leases of the Real Property (collectively, the “Leases”), and all prepaid rents and deposits, security or otherwise, paid to and held by Seller pursuant to such Leases (collectively, the “Lease Deposits”).

c.	Tangible Personal Property. All of Seller’s right, title and interest in and to the equipment, machinery, furniture, furnishings, supplies and other tangible personal property, if any, owned by Seller and now or hereafter located in and used in connection with the operation, ownership or management of the Real Property, but specifically excluding any items of personal property owned by tenants at or on the Real Property and further excluding any items of personal property owned by third parties and leased to Seller (collectively, the “Tangible Personal Property”).
d.	Intangible Personal Property. All of Seller’s right, title and interest in and to all intangible personal property related to the Real Property and the Improvements, including, without limitation, all to the extent assignable: all trade names and trademarks associated with the Real Property and the Improvements, including the name of the Real Property; contract rights related to the construction, operation or management of the Real Property, if any (collectively, the “Contracts”) (but Seller’s right, title and interest therein shall only be assigned to the extent Seller’s obligations thereunder are expressly assumed by Buyer pursuant to this Agreement); governmental permits, approvals and licenses, if any (to the extent assignable and without cost to Seller) (collectively, the “Intangible Personal Property”).
e.	Ground Leased Parcels. The three (3) parcels of the Land located in Edgewater, Maryland, Glen Burnie, Maryland and Baton Rouge, Louisiana (the “Ground Leased Parcels”) are each subject to ground leases wherein Seller is the lessee (collectively, the “Ground Leases” or “Ground Lease” if referring to one). As to those three (3) parcels, Seller will not convey fee title to Buyer but, instead, will assign to Buyer all of Seller’s right, title and interest as lessee under each respective Ground Lease.
f.	[****]
2.PURCHASE PRICE; PAYMENT OF PURCHASE PRICE.
a.	Purchase Price. The aggregate total purchase price for the Property shall not exceed Forty-Eight Million One Hundred Two Thousand Five Hundred Sixty-Four and 00/100 Dollars ($48,102,564.00) (the “Purchase Price”), and the specific price for each such parcel of Real Property is set forth on Exhibit C, attached hereto and incorporated herein by reference. The Purchase Price, as may be adjusted, shall be payable by Buyer to Seller at the Closing (as hereinafter defined), subject to prorations and other credits provided for in this Agreement.
b.	Deposit. The Purchase Price shall be paid in the following manner: Simultaneously with the execution of this Agreement, Buyer shall deliver to [****] (the “Escrow Agent”), an earnest money deposit in the amount of Five Hundred Thousand and 00/100 Dollars ($500,000.00) (the “Deposit”) which shall be payable by wire transfer of immediately available United States funds. The Deposit shall be deposited by Escrow Agent in a non-interest bearing account at a federally insured depositary institution, to be held by Escrow Agent in escrow pending Closing or other disbursement in accordance with the terms of this Agreement. In the event that the Buyer fails to make the Deposit within three (3) days of the Effective Date, Seller shall

Page 33A of 37

3920732-7 13170.009000

have the right to terminate this Agreement upon written notice to Buyer at any time thereafter (but prior to the date that Buyer delivers the Deposit).
c.	Payment. On the Closing Date (as hereinafter defined), and subject to the terms of this Agreement, Buyer shall pay to Seller the Purchase Price by wire transfer of immediately available United States funds as directed by Seller. The Deposit shall be applied to the Purchase Price at Closing (and in the event Closing on the Additional Properties occurs later, a portion of the Deposit shall be applied at the first Closing and a portion of the Deposit shall be applied to the second Closing. The amount of the Deposit to be allocated and applied to each of the Additional Properties shall be as follows

[****]

3.INSPECTION PERIOD; DUE DILIGENCE MATERIALS; TERMINATION.
a.	Inspection Period. [****]
b.	Seller Deliveries. Seller shall deliver to Buyer customary due diligence materials in Seller’s possession, including but not limited to true and complete copies of the Contracts, fully executed copies of the Ground Leases (including all exhibits, site plans, amendments and/or modifications thereto), leases, and copies of surveys, site plans, studies and environmental reports, to the extent that such items are in Seller’s possession or control, all available architectural, structural, mechanical, and electrical “as-built” plans and specifications with respect to the Improvements, together with copies of all building permits and Certificates of Occupancy, a current rent roll for each Property (certified to be true and correct by Seller), and other written or graphic material of any kind or nature whatsoever related to the Property (collectively, “Due Diligence Materials”) within seven (7) days after the Effective Date. In the event that this Agreement is amended to include any of the Additional Properties, Seller shall deliver Seller Deliverables for such Additional Properties within seven (7) days after the effective date of such amendment to this Agreement.
c.	Return of Due Diligence Materials. In the event that the transaction contemplated herein fails to close for any reason whatsoever, Buyer hereby agrees that Buyer shall immediately deliver to Seller, at Buyer’s cost and expense and at no cost or expense to Seller: (a) a list setting forth the names of all persons or entities who conducted investigations, examinations, tests or inspections of or with respect to the Property on behalf of or at the instance of Buyer (b) the Due Diligence Materials without retaining copies thereof, unless destroyed by Buyer in lieu of delivering to Seller, and (c) any keys to the Property provided to Buyer. All inspections, examinations and studies of the Property shall be at Buyer’s sole cost and expense. All of Buyer’s duties and obligations under this Section 3 shall survive the termination of this Agreement or the closing of the transaction contemplated by this Agreement.
d.	Termination Notice. Should Buyer determine during the Inspection Period (or the Additional Properties Inspection Period, as the case may be) that Buyer does not desire

Page 33A of 37

3920732-7 13170.009000

to purchase the Property (or the Additional Property), then Buyer may terminate this Agreement by, prior to the expiration of the Inspection Period (or the Additional Properties Inspection Period, as the case may be), delivering written notice to Seller of Buyer’s desire to terminate this Agreement, whereupon (i) this Agreement shall become null, void and of no further effect, (ii) the parties shall be relieved of all obligations hereunder (except for those duties and obligations that expressly survive the termination of this Agreement), and (iii) the Deposit shall be returned to Buyer. Should Buyer not timely provide written notice of the termination of this Agreement, then this Agreement shall continue in full force and effect, and Buyer shall be deemed to have accepted the condition of the Property (or the Additional Property, as the case may be) and irrevocably waived its right to terminate this Agreement (and to receive a return of the Deposit) for any reason whatsoever other than for (i) Seller’s subsequent default hereunder or (ii) the non-occurrence of the condition to closing set forth in Section 6 of this Agreement or (iii) pursuant to the terms of Section 4.
e.	Service Contracts. Prior to the expiration of the Inspection Period (or the Additional Properties Inspection Period, as the case may be), Buyer shall notify Seller of which Contracts, if any, Buyer wishes to have assigned to it at the Closing (any such contracts, the “Service Contracts”). All Contracts other than the Service Contracts shall be terminated by Seller on or prior to the Closing Date at no cost to Buyer. Notwithstanding the foregoing, in all events, all management and leasing agreements shall be terminated on or before the Closing at no cost or liability to Buyer.
4.SURVEY AND TITLE.
a.	Survey. Prior to the expiration of the Inspection Period (or the Additional Properties Inspection Period, as the case may be), Buyer may cause a licensed surveyor to prepare an ALTA survey of the Property (or the Additional Properties) (each a “Survey”), at Buyer’s cost, and to provide copies of the Survey to Buyer and Seller. Buyer shall have until the expiration of the Inspection Period (or the Additional Properties Inspection Period, as the case may be) to approve the Survey or to notify Seller in writing of its objections thereto, if any (each notice being a “Survey Objection”). Buyer’s failure to timely provide a Survey Objection to Seller shall be deemed a waiver of Buyer’s right to object to any matters related to the applicable Survey. If Buyer raises any Survey Objection(s), then Seller may, but shall have no obligation, to cure and remove such Survey Objection(s) on or before the Closing Date, at Seller’s expense. If Seller notifies Buyer within three (3) business days of receipt of any Survey Objection (“Seller’s Survey Notification”) that Seller is unwilling or unable to cure the applicable Survey Objection or fails to timely provide a Seller’s Survey Notification on or before the Closing Date, then Seller shall not be in default hereunder, and Buyer shall have as its sole and exclusive remedy, the option to (i) terminate this Agreement by providing Seller with written notice of its intent to do so no later than the earlier of five (5) business days after Buyer’s receipt of Seller’s Survey Notification or the Closing Date (failure to timely provide such notice to Seller shall be deemed a waiver of Buyer’s right to terminate under this Section 4(a)), or (ii) waive such defects and proceed to close the transaction contemplated herein, accepting the Property as it then is and without setoff or reduction in the Purchase Price. In the event Buyer shall timely

Page 33A of 37

3920732-7 13170.009000

elect to terminate because of an uncured Survey Objection, then Escrow Agent shall return the Deposit to Buyer, and the parties hereto shall be relieved of all rights and obligations hereunder, except for those rights and obligations which expressly survive the termination of this Agreement.
b.	Title. Within ten (10) days of the Effective Date, Seller will deliver to Buyer a commitment or binder for issuance of an owner’s title insurance policy for the Real Property issued by [****] (“Title Company”). Prior to the expiration of the Inspection Period (or the Additional Properties Inspection Period, as the case may be), Buyer shall conduct a title examination of the title insurance commitment or binder. Buyer shall have until the expiration of the Inspection Period (or the Additional Properties Inspection Period, as the case may be) to provide Seller with written notice of Buyer’s objections to the title of the Property, if any (the “Title Objections”). Buyer’s failure to timely provide Title Objections to Seller shall be deemed a waiver of Buyer’s right to object to any matters related to the title to the Property (or the Additional Properties). If Buyer raises any Title Objections, then Seller may, but shall have no obligation, to cure and remove such Title Objections on or before the Closing Date at Seller’s expense. If Seller notifies Buyer within three (3) business days of receipt of the Title Objections (“Seller’s Title Notification”) that Seller is unwilling or unable to cure the Title Objections on or before the Closing Date, or fails to timely provide a Seller’s Title Notification, then Seller shall not be in default hereunder, and Buyer shall have as its sole and exclusive remedy, the option to (i) terminate this Agreement by providing Seller with written notice of its intent to do so no later than the earlier of three (3) business days after Buyer’s receipt of Seller’s Title Notification or the Closing Date (failure to timely provide such notice to Seller shall be deemed a waiver of Buyer’s right to terminate under this Section 4(b)), or (ii) waive such defects and proceed to close the transaction contemplated herein, accepting title to the Property (or the Additional Properties) as it then is and without setoff or reduction in the Purchase Price. In the event Buyer shall timely elect to terminate because of an uncured Title Objection, then Escrow Agent shall return the Deposit to Buyer, and the parties hereto shall be relieved of all rights and obligations hereunder, except for those rights and obligations which expressly survive the termination of this Agreement. Notwithstanding the foregoing, Seller shall, at Closing, (x) execute an owner’s affidavit in form and substance reasonably acceptable to the Title Company to allow the Title Company to delete the so-called “standard exceptions,” (y) provide authority documents of Seller necessary to allow the Title Company to satisfy all Schedule B-1 authority requirements, and (z) remove any monetary lien arising by, through or under Seller that is capable of being removed by the payment of money. Seller hereby agrees that it shall not enter into any new title matter (or consent to any such new matter) during the term of this Agreement without Buyer’s prior written consent.
c.	Later Exception. In the event that an exception unacceptable to Purchaser is filed of record subsequent to the date of the title insurance commitment or binder and prior to Closing (a “Later Exception”), Buyer shall send written notice of such Later Exception to Seller. Buyer shall have the right to postpone the Closing for up to ten (10) days for Seller to satisfy, release, cure, or remove such Later Exception. If Seller is unable to cure, remove, bond off, or otherwise dispose of the Later Exception, Buyer may in its

Page 33A of 37

3920732-7 13170.009000

sole discretion either (i) terminate this Agreement and receive the Deposit; or (ii) waive such objection to the Later Exception and proceed with the Closing; provided, however, if any such Later Exception was entered into by Seller without Buyer’s consent in violation of the preceding paragraph, it shall be a Seller default hereunder.

5.[****]
6.[****]
7.[****]
8.ADJUSTMENTS AND PRORATIONS.  Seller hereby represents and warrants that all ad valorem taxes and assessments and other expenses relating to the Property, including all utilities, are required to be paid by the Tenants, and accordingly, there shall be no prorations of any such taxes, costs and expenses related to the Property at Closing.

No prorations will be made in relation to any insurance premiums for insurance carried by Seller, and Seller’s insurance policies will not be assigned to Buyer.

Actual collected rent for the month in which Closing occurs shall be prorated as of the Closing Date, and rents collected after Closing shall first be applied to amounts then owed to Buyer, with any remainder paid to Seller up to the amount, if any, owed to Seller by the particular tenant.  In addition, Buyer shall receive credit toward the Purchase Price in the amount of all security deposits, if any, which are being held by Seller under the Leases pursuant to the terms of the Leases.  Seller shall not be liable for, and Buyer hereby releases Seller, and agrees to indemnify, defend and hold harmless Seller and every individual and entity affiliated with Seller and all of their respective officers, directors, shareholders, employees, agents and independent contractors from, any and all liability for any claims relating to any such rents arising from said Leases post-Closing.  Seller shall be permitted to pursue any Tenant for any past-due rents due and owing prior to Closing if and to the extent that such past due rents are not collected by Buyer and remitted to Seller within 60 days of Closing.

9.DELIVERY OF POSSESSION; CASUALTY.  Possession of the Property will be delivered to Buyer on the Closing Date, subject to the rights of tenants under the Leases.  If prior to the Closing Date there shall occur damage to the Property caused by fire or other casualty, then the Closing shall take place as provided herein, and Seller shall assign to Buyer all rights to insurance proceeds and claims, if any, available as a result of such destruction or damage; provided, however, if such damage permits the Tenant to terminate the applicable Lease pursuant to the terms of such Lease, then Buyer shall be permitted to terminate this Agreement, whereupon the Deposit shall be returned to Buyer, and the parties hereto shall have no further rights or obligations hereunder, except as expressly set forth herein to survive Closing.
10.CONDEMNATION.  If, prior to the Closing Date, all or a substantial part of the Property is taken by any governmental authority under its power of eminent domain, Buyer shall take title to the Property at Closing without any abatement or adjustment in the Purchase Price, in which event Seller shall unconditionally assign its rights in the condemnation award to Buyer (or Buyer shall receive the condemnation award from Seller if it has already been paid to Seller prior to Closing); provided, however, if such condemnation permits the Tenant to terminate the applicable Lease pursuant to the

Page 33A of 37

3920732-7 13170.009000

terms of such Lease, then Buyer shall be permitted to terminate this Agreement, whereupon the Deposit shall be returned to Buyer, and the parties hereto shall have no further rights or obligations hereunder, except as expressly set forth herein to survive Closing.
11.DEFAULT; REMEDY.

If the purchase and sale of the Property contemplated hereby is not consummated in accordance with the terms and provisions of this Agreement due to circumstances or conditions which constitute a default by Seller under this Agreement, Buyer shall have the option, as its sole and exclusive remedy, to (a) waive such default, (b) terminate this Agreement by written notice to Seller, receive a refund of the Deposit, and recover liquidated damages in the amount equal to the Deposit, or (c) seek specific performance of this Agreement.

If the purchase and sale of the Property contemplated hereby is not consummated in accordance with the terms and provisions of this Agreement due to circumstances or conditions which constitute a default by Buyer under this Agreement, Seller shall have as its sole and exclusive remedy to terminate this Agreement by written notice to Buyer and upon such termination the Deposit shall immediately be paid to Seller as liquidated damages.

Except as expressly provided herein, if either Buyer or Seller elects to obtain from Escrow Agent the Deposit as set forth above, upon termination of this Agreement and Escrow Agent’s disposition of the Deposit pursuant to the terms of this Section 11, this Agreement shall be deemed null and void and of no further force or effect, and no party hereto shall thereafter have any rights, duties, liabilities, or obligations whatsoever hereunder (except for those rights, duties, liabilities, or obligations that are stated herein to survive the termination of this Agreement).

12. [****]

13.ESCROW AGENT.  The parties agree that Escrow Agent shall have no liability under this Agreement except to account for the Deposit as specified herein, and except for Escrow Agent’s gross negligence.  Without limiting the generality of the foregoing, Escrow Agent shall not be liable for any loss or damage resulting from any of the following: any defects or conditions of title to the Property; the legal effect of any instrument exchanged by the parties hereto; any default, error, action or omission of any other party; any good faith act or forbearance by Escrow Agent; any loss or impairment of the funds deposited in escrow in the course of collection or while on deposit with a trust company, bank, savings bank or savings association resulting from failure, insolvency or suspension of such institution or while in transit by wire transfer or otherwise; or Escrow Agent complying with any legal process, writs, orders, judgments and decrees of any court, whether issued with or without jurisdiction, and whether or not subsequently vacated, modified, set aside or reversed.  Upon disbursement of the Deposit, Escrow Agent shall be relieved of all further liability and responsibility in connection with the Agreement and the escrow.  In the event any demand is made upon Escrow Agent concerning the Deposit, or at any time for any cause or for no cause, Escrow Agent, at its election and in its sole discretion, may cause the Deposit to be delivered to a court of competent jurisdiction to determine the rights of Seller and Buyer, or to interplead Seller and Buyer by an action brought in any such court.  Deposit by Escrow Agent into such court of the Deposit shall relieve Escrow Agent of all further liability and responsibility in connection with this Agreement and the escrow.

Page 33A of 37

3920732-7 13170.009000

14.MISCELLANEOUS. It is further agreed as follows:
a.	Notice. All notices, demands, requests, consents, approvals or other communications (the “Notices”) required or permitted to be given by this Agreement shall be in writing and shall be either personally delivered, or sent via FedEx or other regularly scheduled overnight courier or sent by United States mail, registered or certified with return receipt requested, properly addressed and with the full postage prepaid, or sent by email. Said Notices shall be deemed received and effective on the earlier of (i) the date actually received (which, in the case of Notices sent by overnight courier, shall be deemed to be the day following delivery of such Notices to such overnight courier), or (ii) three (3) business days after being placed in the United States Mail as aforesaid, or (iii) the date of acknowledgement of receipt of any email notice by the recipient.

Said Notices shall be sent to the parties hereto at the following addresses, unless otherwise notified in writing:

[****]:	[****]

[****]:	[****]

To Buyer:	c/o Alpine Income Property Trust, Inc. 1140 N. Williamson Boulevard, Suite 140 Daytona Beach, FL 32114 Attention: Steven R. Greathouse
Email: sgreathouse@ctlc.com
[****]:	[****]
b.	[****]
c.	Entire Agreement; Amendment. This Agreement, together with all exhibits hereto and documents referred to herein, if any, constitutes the entire understanding among the parties hereto, and supersedes any and all prior agreements, arrangements and understandings among the parties hereto. This Agreement may not be amended, modified, changed or supplemented, nor may any obligations hereunder be waived, except by a writing signed by the party to be charged or by its agent duly authorized in writing or as otherwise permitted herein.
d.	Binding Effect. Except as otherwise provided herein, the provisions and covenants contained herein shall inure to and be binding upon the heirs, representatives, successors and permitted assigns of the parties hereto.
e.	Assignment. Buyer’s rights hereunder may be assigned in whole, but not in part (other than the conveyance of a specific parcel of Land to such assignee as provided herein), provided that written notice of the assignment including detailed contact information for the assignee is delivered to Seller within three (3) business days of the assignment. In the event of a permitted assignment, Buyer shall not be relieved of any of its duties,

Page 33A of 37

3920732-7 13170.009000

obligations or liabilities hereunder, instead Buyer, as assignor, and Buyer’s assignee shall therefore be jointly and severally liable hereunder until such time as Closing occurs, at which time assignor Buyer shall be released for all liability hereunder. Any attempted assignment or transfer in violation of this provision shall be null and void ab initio.
f.	Captions; Gender. Captions are included solely for convenience of reference and shall not be considered in the interpretation of this Agreement. Unless the context clearly indicates otherwise, the singular shall include the plural and vice versa. Whenever the masculine, feminine or neuter gender is used herein, such gender shall be used as the context deems appropriate.
g.	Time is of the Essence. Time is of the essence of this Agreement. Anywhere a day certain is stated for payment or for performance of any obligation, the day certain so stated enters into and becomes a part of the consideration for this Agreement. If any date set forth in this Agreement shall fall on, or any time period set forth in this Agreement shall expire on, a day which is a Saturday, Sunday, federal or state holiday, or other non-business day, such date shall automatically be extended to, and the expiration of such time period shall automatically to be extended to, the next day which is not a Saturday, Sunday, federal or state holiday or other non-business day.
h.	Survival. Except as otherwise expressly provided herein, no term, provision, condition, obligation, representation or warranty set forth herein shall survive the Closing or earlier termination of this Agreement.
i.	Confidentiality. Buyer acknowledges that Buyer may become privy to confidential information of Seller, in addition to information regarding certain physical characteristics of the Property learned by Buyer in the course of its examination of the Property. Buyer therefore agrees to take all steps to ensure that any information with regard to Seller, the Property and/or to this transaction, which information is obtained by Buyer or any of its employees, officers, agents, counsel, accountants or representatives, shall remain confidential and shall not be disclosed or revealed to outside sources. The provisions of this paragraph shall survive termination of this Agreement.
j.	Governing Law. This Agreement and each and every related document is to be governed by, and construed in accordance with, the laws of the State of Delaware as to any contract issues arising out of this Agreement and with the laws of the State where the Property is located if any issues related to any specific property.
k.	Property Sold “As Is”. IT IS UNDERSTOOD AND AGREED BY BUYER THAT SELLER HAS NOT MADE AND IS NOT NOW MAKING, AND IT SPECIFICALLY DISCLAIMS AND NEGATES ANY AND ALL COVENANTS, WARRANTIES, REPRESENTATIONS OR GUARANTEES OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE (OTHER THAN AS OTHERWISE EXPRESSLY REPRESENTED PURSUANT TO AND AS LIMITED BY THIS AGREEMENT OR THE

Page 33A of 37

3920732-7 13170.009000

DOCUMENTS DELIVERED AT CLOSING), WITH RESPECT TO THE PROPERTY, INCLUDING BUT NOT LIMITED TO, WARRANTIES, REPRESENTATIONS OR GUARANTIES AS TO (I) MATTERS OF TITLE, (II) ENVIRONMENTAL MATTERS RELATING TO THE PROPERTY OR ANY PORTION THEREOF, (III) GEOLOGICAL CONDITIONS, INCLUDING, WITHOUT LIMITATION, SUBSIDENCE, SUBSURFACE CONDITIONS, WATER TABLE, UNDERGROUND WATER, RESERVOIRS, LIMITATIONS REGARDING THE WITHDRAWAL OF WATER AND EARTHQUAKE FAULTS AND THE RESULTING DAMAGE OF PAST AND/OR FUTURE EARTHQUAKES, (IV) WHETHER, AND THE EXTENT TO WHICH THE PROPERTY OR ANY PORTION THEREOF IS AFFECTED BY ANY STREAM (SURFACE OR UNDERGROUND), BODY OF WATER, FLOOD PRONE AREAS, FLOOD PLAIN, FLOODWAY OR SPECIAL FLOOD HAZARD, (V) DRAINAGE, (VI) SOIL CONDITIONS, INCLUDING THE EXISTENCE OF INSTABILITY, PAST SOIL REPAIRS, SOIL ADDITIONS OR CONDITIONS OF SOIL FILL, OR SUSCEPTIBILITY TO LANDSLIDES, OR THE SUFFICIENCY OF ANY UNDERSHORING, (VII) ZONING TO WHICH THE PROPERTY OR ANY PORTION THEREOF MAY BE SUBJECT, (VIII) THE AVAILABILITY OF ANY UTILITIES TO THE PROPERTY OR ANY PORTION THEREOF, INCLUDING, WITHOUT LIMITATION, WATER, SEWAGE, GAS AND ELECTRIC, (IX) USAGE OF ADJOINING PROPERTY, (X) ACCESS TO THE PROPERTY OR ANY PORTION THEREOF, (XI) THE VALUE, COMPLIANCE WITH ANY PLANS AND SPECIFICATIONS, SIZE, LOCATION, LAND USE, DESIGN, QUALITY, DESCRIPTION, SUITABILITY, STRUCTURAL INTEGRITY, OPERATION, TITLE TO, OR PHYSICAL OR FINANCIAL CONDITION OF THE PROPERTY OR ANY PORTION THEREOF, (XII) COMPLIANCE OF THE PROPERTY WITH ANY OR ALL PAST, PRESENT OR FUTURE FEDERAL, STATE OR LOCAL ORDINANCES, CODES OR SIMILAR LAWS, BUILDING, FIRE OR ZONING ORDINANCES, CODES OR OTHER SIMILAR LAWS, (XIII) THE EXISTENCE OR NON-EXISTENCE OF UNDERGROUND STORAGE TANKS, (XIV) ANY OTHER MATTER AFFECTING THE STABILITY OR INTEGRITY OF THE LAND, (XV) THE POTENTIAL FOR FURTHER DEVELOPMENT OF THE PROPERTY, (XVI) THE EXISTENCE OF VESTED LAND USE, ZONING OR BUILDING ENTITLEMENT AFFECTING THE PROPERTY, (XVII) THE MERCHANTABILITY OF THE PROPERTY OR FITNESS OF THE PROPERTY FOR ANY PARTICULAR PURPOSE (BUYER AFFIRMING THAT BUYER HAS NOT RELIED ON SELLER’S SKILL OR JUDGMENT TO SELECT OR FURNISH THE PROPERTY FOR ANY PARTICULAR PURPOSE, AND THAT SELLER MAKES NO WARRANTY THAT THE PROPERTY IS FIT FOR ANY PARTICULAR PURPOSE), (XVIII) TAX CONSEQUENCES (INCLUDING, BUT NOT LIMITED TO, THE AMOUNT, USE OR PROVISIONS RELATING TO ANY TAX CREDITS), (XIX) THE INCOME TO BE DERIVED FROM THE PROPERTY, OR (XX) THE EXISTENCE OF ANY VIEW FROM THE PROPERTY OR THAT ANY EXISTING VIEW WILL NOT BE OBSTRUCTED IN THE FUTURE. ADDITIONALLY, NO PERSON ACTING ON BEHALF OF SELLER IS AUTHORIZED TO MAKE, AND BY EXECUTION HEREOF OF BUYER

Page 33A of 37

3920732-7 13170.009000

ACKNOWLEDGES THAT NO PERSON HAS MADE, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN THE DOCUMENTS TO BE DELIVERED AT CLOSING, ANY REPRESENTATION, AGREEMENT, STATEMENT, WARRANTY, GUARANTY OR PROMISE REGARDING THE PROPERTY OR THE TRANSACTION CONTEMPLATED HEREIN; AND NO SUCH REPRESENTATION, WARRANTY, AGREEMENT, GUARANTY, STATEMENT OR PROMISE IF ANY, MADE BY ANY PERSON ACTING ON BEHALF OF SELLER SHALL BE VALID OR BINDING UPON SELLER UNLESS EXPRESSLY SET FORTH HEREIN OR IN THE DOCUMENTS TO BE DELIVERED AT CLOSING. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT HAVING BEEN GIVEN THE OPPORTUNITY TO INSPECT THE PROPERTY, BUYER IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE PROPERTY AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT ANY INFORMATION PROVIDED OR TO BE PROVIDED WITH RESPECT TO THE PROPERTY WAS OBTAINED FROM A VARIETY OF SOURCES AND THAT SELLER HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND MAKES NO REPRESENTATIONS AS TO THE ACCURACY, TRUTHFULNESS OR COMPLETENESS OF SUCH INFORMATION EXCEPT WITH RESPECT TO A BREACH OF ANY REPRESENTATION OR WARRANTY EXPRESSLY SET FORTH HEREIN. SELLER IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENT, REPRESENTATION OR INFORMATION PERTAINING TO THE PROPERTY, OR THE OPERATION THEREOF, FURNISHED BY ANY REAL ESTATE BROKER, CONTRACTOR, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON EXCEPT WITH RESPECT TO A BREACH OF ANY REPRESENTATION OR WARRANTY EXPRESSLY SET FORTH HEREIN. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, THE SELLER SHALL SELL AND CONVEY TO BUYER AND BUYER SHALL ACCEPT THE PROPERTY “AS IS, WHERE IS WITH ALL FAULTS AND LIMITATIONS.” BUYER HAS FULLY REVIEWED THE DISCLAIMER AND WAIVERS EXPRESSLY SET FORTH IN THIS AGREEMENT WITH ITS COUNSEL AND UNDERSTANDS THE SIGNIFICANCE AND EFFECT THEREOF. SUBJECT TO A CLAIM FOR THE BREACH OF ANY OF THE REPRESENTATIONS AND WARRANTIES OF SELLER, WHETHER EXPRESSLY SET FORTH HEREIN OR IN ANY DOCUMENT DELIVERED IN CONNECTION WITH CLOSING, WHICH CLAIM(S) IS EXPRESSLY RESERVED TO BUYER, BUYER HEREBY RELEASES SELLER FROM ALL CLAIMS, LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES WHICH BUYER OR ANY PARTY RELATED TO OR AFFILIATED WITH BUYER HAS OR MAY HAVE ARISING FROM OR RELATED TO ANY MATTER OR THING RELATED TO THE PHYSICAL CONDITION OF THE PROPERTY, ANY CONSTRUCTION DEFECTS, ANY ERRORS OR OMISSIONS IN THE DESIGN OR CONSTRUCTION OF THE PROPERTY, AND ANY ENVIRONMENTAL CONDITIONS AT, IN, OR UNDER THE PROPERTY, AND BUYER WILL NOT

Page 33A of 37

3920732-7 13170.009000

LOOK TO SELLER IN CONNECTION WITH THE FOREGOING FOR ANY REDRESS OR RELIEF; PROVIDED, HOWEVER, IN NO EVENT SHALL THE FOREGOING PROHIBIT BUYER FROM RAISING AS A DEFENSE IN ANY CLAIM AGAINST BUYER THAT SELLER WAS THE OWNER OR GROUND LESSEE OF THE PROPERTY DURING THE TIME THAT SUCH CLAIM AROSE. IT IS UNDERSTOOD AND AGREED THAT THE PURCHASE PRICE HAS BEEN ADJUSTED BY PRIOR NEGOTIATION TO REFLECT THAT ALL OF THE PROPERTY IS SOLD BY SELLER AND PURCHASED BY BUYER SUBJECT TO THE FOREGOING. BUYER HAS KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS AND DEALING WITH REAL ESTATE, THAT ENABLES BUYER TO EVALUATE THE MERIT AND RISKS OF THE TRANSACTION CONTEMPLATED HEREBY. BUYER IS NOT IN A DISPARATE BARGAINING POSITION VIS-A-VIS SELLER. THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE CLOSING OR ANY TERMINATION HEREOF.
l.	Waiver. No claim of waiver, consent, or acquiescence with respect to any provision of this Agreement shall be made against any party hereto except on the basis of a written instrument executed by or on behalf of such party. However, the party for whose unilateral benefit a condition is herein inserted shall have the right to waive such condition.
m.	Counterparts; Facsimile/Electronic Mail. This Agreement (and any amendment hereto) may be executed via facsimile or email (PDF) and in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute but one and the same instrument.
n.	Rule of Construction. Seller and Buyer have experience with the subject matter of this Agreement, have been represented by counsel and have each fully participated in the negotiation and drafting of this Agreement. Accordingly, this Agreement shall be construed without regard to the rule that ambiguities in a document are to be construed against the drafter.
o.	Effective Date. The date of the later of Buyer and Seller’s signatures shall be the “Effective Date.”
p.	No Reliance on Documents. Except as expressly stated herein, Seller makes no representation or warranty as to the truth, accuracy or completeness of any materials, data or information delivered by Seller or its agents to Buyer in connection with the transaction contemplated hereby. Buyer acknowledges and agrees that all materials, data and information delivered by Seller to Buyer in connection with the transaction contemplated hereby are provided to Buyer as a convenience only and that any reliance on or use of such materials, data or information by Buyer shall be at the sole risk of Buyer, except as otherwise expressly stated herein. Neither Seller nor any of its members, nor the person or entity which prepared any report or reports delivered by Seller to Buyer, shall have any liability to Buyer for any inaccuracy in or omission from any such reports.

Page 33A of 37

3920732-7 13170.009000

q.	Jury Trial. Each party hereby knowingly and voluntarily waives the right to a jury trial in any action, proceeding, or permissive counterclaim involving any matters whatsoever arising out of or in any way connected with the Property or this Agreement.
r.	No Recording. This Agreement shall not be recorded by Buyer in the real estate records of any county where any portion of the Property is located, or otherwise.
s.	Tax Deferred Exchange. Each party acknowledges and agrees that the other may engage in an exchange of like-kind property, using a qualified intermediary, pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, in connection with the Property. Each party agrees to cooperate with any such like-kind exchange; provided (i) such party shall not be required to execute any instrument that increases such party’s obligations or decrease its rights under this Agreement, (ii) such party shall not be required to incur any liability, cost or expense, and (iii) such party shall not be required to take title to any other property. Such party agrees to consent to the other party’s assignment of this Agreement to a qualified intermediary in order to facilitate such like-kind exchange so long as such assignment does not adversely affect such party’s rights hereunder, and such party agrees that it will have no recourse whatsoever against any qualified intermediary to whom this Agreement is assigned; provided the other party’s assignment of this Agreement to a qualified intermediary shall not result in the other party being released from its obligations and liabilities hereunder. In no event, however, may any exchange delay the Closing.

[REMAINDER OF PAGE INTENTIONALLY BLANK. SIGNATURE PAGES FOLLOW.]

Page 33A of 37

3920732-7 13170.009000

IN WITNESS WHEREOF, each of the undersigned have caused this Agreement to be executed on its behalf by its members, officers or agents thereunto on the dates below, but effective as of the Effective Date.

SELLER:

[****]

BUYER:

Alpine Income Property OP, LP,

a Delaware limited partnership

By:  Alpine income property GP, LLC,

        a Delaware limited liability company,

        its general partner

        By:  Alpine Income Property Trust, Inc.,

                a Maryland corporation,

                its sole member

    By:_/s/ Steven R. Greathouse____

    Name:_Steven R. Greathouse___

    Its:_Senior Vice President-Chief

Investment Officer

    Date: January __27__, 2022

The undersigned hereby acknowledges receipt of the Deposit referenced above and agrees to hold the same in accordance with the terms of this Agreement.

ESCROW AGENT:

[****]

Page 33A of 37

3920732-7 13170.009000

EXHIBIT A

[****]

Page 33A of 37

3920732-7 13170.009000

EXHIBIT A-1

[****]

Page 33D of 37

3920732-7 13170.009000

EXHIBIT B

[****]

3920732-7 13170.009000

EXHIBIT B-1

[****]

3920732-7 13170.009000

EXHIBIT C

[****]

3920732-7 13170.009000

EXHIBIT C-1

[****]

3920732-7 13170.009000